Exhibit 99

CACI Reports Record Results for its Fiscal 2010 Third Quarter

Diluted earnings per share increased 20.6 percent to $0.87

Revenue increased 16.3 percent to $784 million, driven by 14.2 percent organic growth

Contract funding orders increased 19.2 percent to $886 million

ARLINGTON, Va.--(BUSINESS WIRE)--April 28, 2010--CACI International Inc (NYSE: CACI), a leading professional services and information technology solutions provider to the federal government, announced results today for its third fiscal quarter ended March 31, 2010.

We are pleased to report record third quarter net income of $26.7 million, or $0.87 diluted earnings per share. This net income was a 21.6 percent increase over net income of $22.0 million, or $0.72 diluted earnings per share, for the same period last year. The 16.3 percent increase in revenue in the quarter was driven by organic growth of 14.2 percent, reflecting the continued strong performance of our defense and intelligence businesses.

Commenting on the company’s financial results, Paul Cofoni, CACI’s President and CEO, said, “Our results this quarter continue to reflect the strength of our strategy to provide mission-critical services in support of well-funded national security priorities. We exceeded our financial goals of mid- to high-single-digit organic revenue growth and double-digit earnings growth. We continued to experience growth in all of our core competencies, with another particularly strong quarter from C4ISR Integration Services. Funding orders maintained their strong pace, and we successfully defended all of our major recompeted contracts. We continued to generate strong cash flows, and we completed the important previously announced acquisition of SystemWare, Inc. that enhances our solutions in counterintelligence and cybersecurity. We are very pleased to deliver another quarter of record results to our shareholders.”

Third Quarter Results

(in millions except per-share data)	Q3, FY10	Q3, FY09	% Change
Revenue	$784.2	$674.0	16.3%
Operating income	$47.3	$45.0	5.2%
Net income	$26.7	$22.0	21.6%
Diluted earnings per share	$0.87	$0.72	20.6%

Net income and diluted earnings per share grew as a result of higher operating income, reduced net interest expense and a lower corporate tax rate due primarily to the performance of investments in CACI’s deferred compensation plan and tax benefits related to software development.

Additional Financial Metrics

($ in millions, except per share data)	Q3, FY10	Q3, FY09	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure	$61.5	$56.7	8.4%
Diluted adjusted earnings per share, a non-GAAP measure	$1.32	$1.10	20.0%
Days sales outstanding	59	61

Third Quarter Contract Funding Orders and Awards

  Contract funding orders were $886 million, a 19.2 percent increase over the third quarter of FY09. Funded backlog was $1.9 billion, a 17.0 percent increase over the third quarter of FY09. Total backlog was $7.3 billion.
  We won a prime position on a new multiple award, five-year indefinite delivery, indefinite quantity task order with a ceiling of $588 million to support the U.S. Navy’s Space and Naval Warfare Systems (SPAWAR) Command’s command and control operations.
  We also won additional contract awards with an estimated value of $455 million including:
    A $219 million award from the U.S. Navy to provide C4ISR and business software and maintenance services to the SPAWAR Systems Center Atlantic for up to five years.
    Approximately $65 million in previously unannounced awards from the Intelligence Community.

Third Quarter Acquisition and Recognition

  We completed the acquisition of SystemWare, Inc., a $16 million designer, manufacturer and provider of signals acquisition and analysis systems that enable users to monitor and detect cybersecurity vulnerabilities.
  CACI’s U.S. operations achieved an enterprise-wide Capability Maturity Model Integration (CMMI®) Maturity Level 3 rating, recognizing our delivery of software engineering and systems integration capabilities to our customers.

CEO Commentary

Mr. Cofoni commented, “Looking ahead to 2011, we are confident in our ability to continue to deliver double-digit earnings growth and mid- to high-single-digit organic revenue growth by successfully executing our strategy of providing mission-critical services to support national security priorities in well-funded areas. The administration has proposed a four percent increase in the 2011 Department of Defense baseline budget, with an eight and one half percent increase in the Operations and Maintenance accounts where we derive the majority of our funding. Our pipeline is robust and includes especially attractive bid opportunities in the areas of cybersecurity and national intelligence. We are accelerating our M&A program to capitalize on the increasing number of reasonably valued attractive candidates that fit our growth strategy, and the availability of capital at reasonable interest rates. We believe we remain well-positioned to grow and enhance shareholder value.”

Nine Month Results

(in millions except per-share data)	9 Months, FY10	9 Months, FY09	% Change
Revenue	$2,300.4	$2,001.3	14.9%
Operating income	$140.8	$131.5	7.0%
Net income	$76.6	$62.2	23.1%
Diluted earnings per share	$2.51	$2.04	22.7%

Revenue in all of our core competencies grew with the strongest increase in C4ISR Integration Services. Operating income increased in the first nine months as a result of solid growth in both direct labor and other direct costs. Net income increased as a result of higher operating income and lower interest expense and income taxes.

Additional Financial Metrics

	9 Months,	9 Months,
($ in millions, except per share data)	FY10	FY09	% Change
Earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure	$179.4	$166.7	7.6%
Diluted adjusted earnings per share, a non-GAAP measure	$3.83	$3.19	19.8%

CACI Updates Its FY10 Guidance

We are updating our FY10 guidance. The table below summarizes the guidance ranges for FY10:

	Current FY10	Previous FY10
(In millions except for earnings per share)	Guidance	Guidance
Revenue	$3,050-$3,125	$3,050-$3,125
Net income	$103.8-$107.4	$101.0-$107.1
Diluted earnings per share	$3.38-$3.50	$3.30-$3.50
Diluted weighted average shares	30.7	30.6

This guidance represents our views as of April 28, 2010. Investors are reminded that actual results may differ from these estimates for the reasons described below and in our filings with the Securities and Exchange Commission.

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, April 29, 2010 during which members of our senior management team will be making a brief presentation focusing on third quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 877-303-9143 and enter the confirmation code 61017336. A replay of the call will also be available over the Internet beginning at 1:00 PM Eastern Time Thursday, April 29, 2010 and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

About CACI

CACI International Inc provides the professional services and IT solutions needed to prevail in today’s defense, intelligence, homeland security, and federal civilian government arenas. We deliver enterprise IT and network services; data, information, and knowledge management services; business system solutions; logistics and material readiness; C4ISR integration services; cyber security; integrated security and intelligence solutions; and program management and SETA support services. CACI services and solutions help our federal clients provide for national security, improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. We add value to our clients’ operations, increase their skills and capabilities, and enhance their missions. CACI is a member of the Fortune 1000 Largest Companies and the Russell 2000 index. CACI provides dynamic careers for approximately 13,000 employees working in over 120 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com and www.asymmetricthreat.net.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from a prolonged recession; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; finalization of accounting for business combinations, including valuation of intangibles and contingent consideration; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, or in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq, or an economic stimulus package; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of government audits and reviews conducted by the Defense Contract Audit Agency or other government entities with cognizant oversight; the insourcing of contractor positions by the government; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (“GWACs”) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company’s Securities and Exchange Commission filings.

(Financial Tables follow)

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	3/31/2010	3/31/2009		3/31/2010	3/31/2009
		As adjusted*	% Change		As adjusted*	% Change
Revenue	$784,169	$673,994	16.3%	$2,300,414	$2,001,261	14.9%
Costs of revenue
Direct costs	551,191	461,757	19.4%	1,604,848	1,366,790	17.4%
Indirect costs and selling expenses	171,451	155,445	10.3%	515,849	467,297	10.4%
Depreciation and amortization	14,205	11,818	20.2%	38,906	35,633	9.2%
Total costs of revenue	736,847	629,020	17.1%	2,159,603	1,869,720	15.5%
Operating income	47,322	44,974	5.2%	140,811	131,541	7.0%
Interest expense and other, net	6,488	7,538	-13.9%	20,874	23,699	-11.9%
Income before income taxes	40,834	37,436	9.1%	119,937	107,842	11.2%
Income taxes	14,055	15,356	-8.5%	42,973	45,141	-4.8%
Net income before noncontrolling interest in earnings of joint venture	26,779	22,080	21.3%	76,964	62,701	22.7%
Noncontrolling interest in earnings of joint venture	(71)	(108)		(349)	(487)
Net income attributable to CACI	$26,708	$21,972	21.6%	$76,615	$62,214	23.1%

Basic earnings per share	$0.89	$0.73	20.6%	$2.55	$2.08	22.6%
Diluted earnings per share	$0.87	$0.72	20.6%	$2.51	$2.04	22.7%

Weighted average shares used in per share computations:
Basic	30,171	29,939		30,104	29,979
Diluted	30,641	30,410		30,561	30,446

*Certain balances for the period ended March 31, 2009 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.

Statement of Operations Data (Unaudited)

	Quarter Ended			Nine Months Ended
	3/31/2010	3/31/2009		3/31/2010	3/31/2009
		As adjusted*	% Change		As adjusted*	% Change
Operating income margin	6.0%	6.7%		6.1%	6.6%
Tax rate	34.5%	41.1%		35.9%	42.0%
Net income margin	3.4%	3.3%		3.3%	3.1%

EBITDA**	$61,456	$56,684	8.4%	$179,368	$166,687	7.6%
EBITDA Margin	7.8%	8.4%		7.8%	8.3%

Adjusted net income**	$40,432	$33,427	21.0%	$116,992	$97,253	20.3%
Diluted adjusted earnings per share	$1.32	$1.10	20.0%	$3.83	$3.19	19.8%

*Certain balances for the period ended March 31, 2009 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.
**See Reconciliation of Net Income to Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 10.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)
	3/31/2010	6/30/2009
		As adjusted*
ASSETS:
Current assets
Cash and cash equivalents	$174,747	$208,488
Accounts receivable, net	524,207	477,025
Prepaid expenses and other current assets	57,400	39,319
Total current assets	756,354	724,832

Goodwill and intangible assets, net	1,281,539	1,181,579
Property and equipment, net	59,650	30,923
Other long-term assets	73,128	68,745
Total assets	$2,170,671	$2,006,079

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$2,972	$9,464
Accounts payable	82,041	87,300
Accrued compensation and benefits	149,150	137,843
Other accrued expenses and current liabilities	115,673	83,297
Total current liabilities	349,836	317,904

Long-term debt, net of current portion	526,187	570,078
Other long-term liabilities	164,848	88,489
Total liabilities	1,040,871	976,471

Shareholders' equity	1,129,800	1,029,608
Total liabilities and shareholders' equity	$2,170,671	$2,006,079

*Certain balances as of June 30, 2009 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Nine Months Ended
	3/31/2010	3/31/2009
		as adjusted*
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income before noncontrolling interest in earnings of joint venture	$76,964	$62,701
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	38,906	35,633
Non-cash interest expense	7,811	7,299
Amortization of deferred financing costs	1,819	1,681
Stock-based compensation expense	17,950	13,084
(Benefit) provision for deferred income taxes	(2,076)	9,457
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable, net	(41,737)	(31,045)
Prepaid expenses and other current assets	(11,517)	3,133
Accounts payable and accrued expenses	19,672	4,554
Accrued compensation and benefits	4,888	(6,208)
Income taxes receivable and payable	(2,245)	(325)
Other liabilities	12,512	(5,676)
Net cash provided by operating activities	122,947	94,288

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(20,519)	(9,080)
Purchases of businesses, net of cash acquired	(88,059)	(8,787)
Other	945	502
Net cash used in investing activities	(107,633)	(17,365)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments under credit facilities	(52,857)	(3,672)
Proceeds from employee stock purchase plans	3,658	4,668
Proceeds from exercise of stock options	5,455	2,069
Purchase of common stock	(2,610)	(22,798)
Other	(56)	(961)
Net cash used in financing activities	(46,410)	(20,694)
Effect of exchange rate changes on cash and cash equivalents	(2,645)	(2,318)
Net (decrease) increase in cash and cash equivalents	(33,741)	53,911
Cash and cash equivalents, beginning of period	208,488	120,396
Cash and cash equivalents, end of period	$174,747	$174,307

*Certain balances for the period ended March 31, 2009 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)

	Quarter Ended
(dollars in thousands)	3/31/2010		3/31/2009		$ Change	% Change
Department of Defense	$611,884	78.0%	$514,713	76.4%	$97,171	18.9%
Federal Civilian Agencies	130,661	16.7%	133,568	19.8%	(2,907)	-2.2%
Commercial	37,867	4.8%	20,860	3.1%	17,007	81.5%
State and Local Governments	3,757	0.5%	4,853	0.7%	(1,096)	-22.6%
Total	$784,169	100.0%	$673,994	100.0%	$110,175	16.3%

	Nine Months Ended
(dollars in thousands)	3/31/2010		3/31/2009		$ Change	% Change
Department of Defense	$1,786,846	77.7%	$1,514,421	75.7%	$272,425	18.0%
Federal Civilian Agencies	393,408	17.1%	405,119	20.2%	(11,711)	-2.9%
Commercial	107,087	4.6%	66,375	3.3%	40,712	61.3%
State and Local Governments	13,073	0.6%	15,346	0.8%	(2,273)	-14.8%
Total	$2,300,414	100.0%	$2,001,261	100.0%	$299,153	14.9%

Revenue by Contract Type (Unaudited)

	Quarter Ended
(dollars in thousands)	3/31/2010		3/31/2009		$ Change	% Change
Time and materials	$363,997	46.4%	$316,998	47.0%	$46,999	14.8%
Cost reimbursable	259,235	33.1%	221,792	32.9%	37,443	16.9%
Fixed price	160,937	20.5%	135,204	20.1%	25,733	19.0%
Total	$784,169	100.0%	$673,994	100.0%	$110,175	16.3%

	Nine Months Ended
(dollars in thousands)	3/31/2010		3/31/2009		$ Change	% Change
Time and materials	$1,083,328	47.1%	$966,314	48.3%	$117,014	12.1%
Cost reimbursable	748,240	32.5%	629,028	31.4%	119,212	19.0%
Fixed price	468,846	20.4%	405,919	20.3%	62,927	15.5%
Total	$2,300,414	100.0%	$2,001,261	100.0%	$299,153	14.9%

Revenue Received as a Prime versus Subcontractor (Unaudited)

	Quarter Ended
(dollars in thousands)	3/31/2010		3/31/2009		$ Change	% Change
Prime	$671,593	85.6%	$558,698	82.9%	$112,895	20.2%
Subcontractor	112,576	14.4%	115,296	17.1%	(2,720)	-2.4%
Total	$784,169	100.0%	$673,994	100.0%	$110,175	16.3%

	Nine Months Ended
(dollars in thousands)	3/31/2010		3/31/2009		$ Change	% Change
Prime	$1,955,928	85.0%	$1,653,623	82.6%	$302,305	18.3%
Subcontractor	344,486	15.0%	347,638	17.4%	(3,152)	-0.9%
Total	$2,300,414	100.0%	$2,001,261	100.0%	$299,153	14.9%

Selected Financial Data (Continued)

Contract Funding Orders Received (Unaudited)

	Quarter Ended
(dollars in thousands)	3/31/2010	3/31/2009	$ Change	% Change
Contract Funding Orders	$886,050	$743,329	$142,721	19.2%

	Nine Months Ended
(dollars in thousands)	3/31/2010	3/31/2009	$ Change	% Change
Contract Funding Orders	$2,526,833	$2,224,866	$301,967	13.6%

Direct Costs by Category (Unaudited)

	Quarter Ended
(dollars in thousands)	3/31/2010		3/31/2009		$ Change	% Change
Direct labor	$206,079	37.4%	$193,305	41.9%	$12,774	6.6%
Other direct costs	345,112	62.6%	268,452	58.1%	76,660	28.6%
Total direct costs	$551,191	100.0%	$461,757	100.0%	$89,434	19.4%

	Nine Months Ended
(dollars in thousands)	3/31/2010		3/31/2009		$ Change	% Change
Direct labor	$598,883	37.3%	$556,723	40.7%	$42,160	7.6%
Other direct costs	1,005,965	62.7%	810,067	59.3%	195,898	24.2%
Total direct costs	$1,604,848	100.0%	$1,366,790	100.0%	$238,058	17.4%

Reconciliation of Total Revenue Growth and Organic Revenue Growth
(Unaudited)

We are presenting organic revenue growth to reflect the effect of acquisitions on total revenue growth. Revenue generated from the date a business is acquired through the first anniversary of that date is considered acquired revenue growth. All remaining revenue growth is considered organic. We believe that this non-GAAP financial measure provides investors with useful information to evaluate the growth rate of our core business. This non-GAAP measure should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Twelve Months Ended
(dollars in thousands)	3/31/2010	3/31/2009	% Change	3/31/2010	3/31/2009	% Change
Revenue, as reported	$784,169	$673,994	16.3%	$3,029,315	$2,656,277	14.0%
Less:
Acquired revenue	14,552			43,814
Organic revenue	$769,617	$673,994	14.2%	$2,985,501	$2,656,277	12.4%

Selected Financial Data (Continued)
Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) and to Adjusted Net Income
(Unaudited)

The Company views EBITDA, EBITDA margin, Adjusted Net Income and Diluted Adjusted Earnings Per Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies. We believe Adjusted Net Income is a significant driver of long-term value and is used by investors to measure our performance. This measure in particular assists readers in further understanding our results and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our business. EBITDA is defined by us as GAAP net income attributable to CACI plus net interest expense, income taxes, and depreciation and amortization. EBITDA margin is EBITDA divided by revenue. Adjusted Net Income is defined by us as GAAP net income attributable to CACI plus stock-based compensation expense, depreciation and amortization, amortization of financing costs, and non-cash interest expense net of related tax effects. Diluted Adjusted Earnings Per Share is Adjusted Net Income divided by diluted weighted-average shares, as reported. EBITDA and Adjusted Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2010	3/31/2009		3/31/2010	3/31/2009
		As adjusted*	% Change		As adjusted*	% Change
Net income attributable to CACI	$26,708	$21,972	21.6%	$76,615	$62,214	23.1%
Plus:
Income taxes	14,055	15,356	-8.5%	42,973	45,141	-4.8%
Interest income and expense, net	6,488	7,538	-13.9%	20,874	23,699	-11.9%
Depreciation and amortization	14,205	11,818	20.2%	38,906	35,633	9.2%
EBITDA	$61,456	$56,684	8.4%	$179,368	$166,687	7.6%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2010	3/31/2009		3/31/2010	3/31/2009
		As adjusted*	% Change		As adjusted*	% Change
Revenue, as reported	$784,169	$673,994	16.3%	$2,300,414	$2,001,261	14.9%
EBITDA	$61,456	$56,684	8.4%	$179,368	$166,687	7.6%
EBITDA margin	7.8%	8.4%		7.8%	8.3%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2010	3/31/2009		3/31/2010	3/31/2009
		As adjusted*	% Change		As adjusted*	% Change
Net income attributable to CACI	$26,708	$21,972	21.6%	$76,615	$62,214	23.1%
Plus:
Stock-based compensation	5,205	4,007	29.9%	17,950	13,084	37.2%
Depreciation and amortization	14,205	11,818	20.2%	38,906	35,633	9.2%
Amortization of financing costs	537	561	-4.3%	1,819	1,681	8.2%
Non-cash interest expense	2,651	2,477	7.0%	7,811	7,299	7.0%
Less:
Related tax effect	(8,874)	(7,408)	19.8%	(26,109)	(22,658)	15.2%
Adjusted net income	$40,432	$33,427	21.0%	$116,992	$97,253	20.3%

	Quarter Ended			Nine Months Ended
(shares in thousands)	3/31/2010	3/31/2009		3/31/2010	3/31/2009
		As adjusted*	% Change		As adjusted*	% Change
Diluted weighted average shares, as reported	30,641	30,410		30,561	30,446
Diluted earnings per share, as reported	$0.87	$0.72	20.6%	$2.51	$2.04	22.7%
Diluted adjusted earnings per share	$1.32	$1.10	20.0%	$3.83	$3.19	19.8%

*Certain balances for the periods ended March 31, 2009 have been adjusted to reflect the retroactive application of new accounting standards related to convertible debt and minority interest.

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
(703) 841-7801, jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President, Investor Relations
(866) 606-3471, ddragics@caci.com